UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 9, 2018
CIVITAS SOLUTIONS, INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	001-36623 (Commission File Number)	65-1309110 (IRS Employer Identification No.)
313 Congress Street, 6th Floor Boston, Massachusetts 02210 (Address of principal executive offices, including Zip Code)
(617) 790-4800 (Registrant's telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
[ ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.07. Submission of Matters to a Vote of Security Holders.
On March 9, 2018, Civitas Solutions, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “2018 Annual Meeting”). At the 2018 Annual Meeting, the Company’s stockholders elected each of the Company’s three nominees to serve on the Company’s Board of Directors until the Company's 2021 annual meeting of stockholders, approved the compensation of the Company's named executive officers on an advisory basis and ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.
The results of the voting were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Election of Directors
Chris A. Durbin	33,315,485	2,450,666	1,256,151
Patrick M. Gray	35,682,400	83,751	1,256,151
Bruce F. Nardella	35,623,120	143,031	1,256,151

Accordingly, the three nominees received the highest number of votes cast and therefore each of the three nominees was elected to serve as a director.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Advisory Vote on Named Executive Officer Compensation	35,665,458	99,853	840	1,256,151

Accordingly, a majority of votes cast in the advisory vote on named executive officer compensation were “for” the approval of executive compensation as disclosed in the Company’s proxy statement.

	Votes For	Votes Against	Abstentions
Ratification of Independent Registered Public Accounting Firm	36,924,668	62,299	35,335

Accordingly, a majority of votes cast on the ratification of auditors were in favor of the proposal and the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm was ratified.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIVITAS SOLUTIONS, INC.

/s/ Bruce F. Nardella
Date: March 15, 2018	Name:	Bruce F. Nardella
	Title:	Chairman, Chief Executive Officer and President